UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2010

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (781) 304-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Management Incentive Plan

On March 9, 2010, the Compensation Committee of the Board of Directors of Stream Global Services, Inc. (the “Company”) authorized a discretionary payment of annual cash bonuses under the Company’s 2009 management incentive plan (the “Plan”) to Plan participants, including the Company’s executive officers. The Company had previously announced that Plan participants would not be eligible for a cash bonus under the Plan if the Company did not achieve the Adjusted EBITDA (as defined in the Plan) target set forth in the Plan. The Company did not achieve the Adjusted EBITDA target for fiscal 2009. The Compensation Committee exercised its discretion under the Plan and awarded bonuses to the Company’s executive officers, as well as other Plan participants, after determining that the efforts expended and results achieved by the Company in light of the challenging macroeconomic environment, in addition to the successful closing of the eTelecare combination and the integration of the eTelecare business, merited recognition and reward.

The following table sets forth the bonus that each of the Company’s executive officers was awarded under the Plan and the percentage of such executive officer’s target bonus under the Plan that the award represented:

	Amount of Award	Award as a Percentage of Plan Target Bonus
R. Scott Murray Chief Executive Officer	$107,100	18%
Sheila Flaherty EVP and Chief Legal and Administrative Officer	$54,000	30%
Robert Dechant EVP of Global Sales and Marketing	$54,000	30%
Dennis Lacey (1) EVP and Chief Financial Officer	—	—

(1)	Mr. Lacey commenced employment with the Company in January 2010 and was not eligible for an award under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2010

STREAM GLOBAL SERVICES, INC.

By:	/s/ DENNIS LACEY
Name:	Dennis Lacey
Title:	Executive Vice President and
Chief Financial Officer

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